Exhibit 5.1

Tantech Holdings Ltd

c/o Zhejiang Tantech Bamboo Technology Co., Ltd.

No. 10 Cen Shan Road, Shuige Industrial Zone

Lishui City, Zhejiang Province 323000

People’s Republic of China

August 22, 2016

Re:	TANTECH HOLDINGS LTD

Dear Sirs

Tantech Holdings Ltd.

We have been instructed by Tantech Holdings Ltd. a British Virgin Islands business company (“Company”) to give this opinion in connection with the registration and offering of such indeterminate:

(i)	number of common shares;

(ii)	number of preference shares,

(iii)	number of depositary shares,

(iv)	number of debt securities,

(v)	number of warrants to purchase common shares, preference shares, depositary shares or debt securities;

(vi)	number of rights to purchase common shares, preference shares, depository shares, warrants or other securities; and

(vii)	number of units of debt securities, preference shares, common shares, depositary shares, rights or warrants, in any combination,

as shall have an aggregate initial offering price not to exceed US$150,000,000 or such lesser aggregate amount permitted under General Instruction II.C. of Form F-3 under the Securities Act of 1933,  through a Registration Statement on Form F-3 (“Registration Statement”) as to which this opinion is a part, to be filed with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

Terms defined in the Documents (as herein after defined) unless (1) otherwise specifically provided, or (2) the content requires otherwise, shall have the same meaning when used herein.

We are Attorneys-at-Law in the British Virgin Islands and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents (as hereinafter defined) nor upon the commercial terms of the transactions contemplated by the Documents.

Based only on the foregoing and relying upon the Assumptions (as defined in Schedule 2) and subject to the reservations and Qualifications (as defined in Schedule 3), we are of the opinion that the common  shares, the preference shares, the depository shares, the debt securities, the warrants to purchase common shares, the rights to purchase common shares and the units, of the Company all as described in the Registration Statement will upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement and registration in the register of shareholders of the Company, be fully and validly authorised, legally issued, fully paid and non-assessable.

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We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement constituting a part thereof.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the rules and Regulations of the Commission thereunder..

Yours faithfully

/s/ Campbells

Campbells

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Schedule 1

Documents Examined

1	A copy of the Registration Statement (on Form F-3) including exhibits 5.1 and 5.2 received on 19 July 2016 are collectively referred to in this opinion as the “Documents”).

1	Copy of the written resolution of the Shareholders of the Company dated 8 July 2016 amending the Memorandum of Association of the Company (“Shareholders Resolutions”);

2	Copy of the written resolutions of the Board of Directors of the Company dated 19 July 2016 and 17 August 2016 (the “Directors Resolutions” and together with the Shareholder Resolutions the “Resolutions”);

3	A copy of the Company’s certificate of incorporation issued by the Registrar of Corporate Affairs (“Registrar”) on 9 November 2010 ;

4	A copy of the Company’s Certificate of Change of Name issued by the Registrar on 15 April 2013;

5	A copy of the registers of director of the Company certified as true by the directors of the Company by resolutions dated 17 August 2016;

6	A copy of the current Memorandum and Articles of Association of the Company as registered by the Registrar on 4 March 2016;

7	Certificate of Good Standing in respect of the Company issued by the Registrar dated 15 August 2016;

8	Such other documents and laws as we consider necessary as a basis for giving this opinion.

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Schedule 2

Assumptions

The opinions hereinbefore given are subject to the following assumptions (“Assumptions”):

1	The genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, the conformity of all copy documents or the forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete;

2	That the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such copy minutes or resolutions were duly passed and are in full force and effect and that all statements made in the Resolutions and any certificates and documents on which we have expressed reliance are true and correct;

3	That the statutory registers of directors and officers, members, mortgages and charges and the minute book of the Company are true, complete, accurate and up to date;

4	That the Company has not passed any resolutions purporting to alter its memorandum or articles of association save for the Resolutions and that there has been no event, occurrence or other circumstance that would cause the commencement of the winding up and dissolution of the Company in accordance with memorandum and articles of association of the Company and/or the Act;

5	The accuracy of all representations, warranties and covenants as to factual matters made by the parties in the Registration Statement;

6	The shareholders of the Company have not prescribed in general meeting or by resolution any regulations restricting the powers of the Directors in any respect;

7	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director or Shareholder as applicable and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

8	The Resolutions remain in full force and effect and have not been revoked or varied.

9	That there is no contractual or other prohibition (other than as may arise by virtue of the laws of the British Virgin Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

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Schedule 3

Qualifications

The opinions hereinbefore given are subject to the following qualifications (“Qualifications”):

1	The exemption relating to transactions in respect of the shares, debt obligations or other securities of the Company pursuant to section 242(3)(b) of the Act from the payment of stamp duty does not apply to an instrument relating to transactions in respect of the shares, debt obligations or other securities of a land owning company. For this purpose, the Company is a “land owning company” if it, or any of its subsidiaries, has an interest in any land in the British Virgin Islands.

2	We neither express nor imply any opinion as to any representation or warranty given by the Company in the Documents as to its capability (financial or otherwise) to undertake the obligations assumed by it under the Documents.

3	To maintain the Company in good standing under the laws of the British Virgin Islands annual fees must be paid and annual returns made to the Registrar of Companies.

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